CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this registration statement of Perceptron, Inc. and Subsidiaries on Post Effective Amendment No. 1 to Form S-3 of our report dated January 31, 1997, except as to note 14 for which the date is February 3, 1997, on our audits of the consolidated financial statements and financial statement schedule of Perceptron, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Annual Report on Form 10-K, as amended by the amendment to the Annual Report on Form 10-K/A-1, for the year ended December 31, 1996. We also consent to the incorporation by reference in this registration statement of Perceptron, Inc. and Subsidiaries on Post-Effective Amendment No. 1 to Form S-3 or our report dated January 31, 1997, except as to note 14 for which the date is February 3, 1997, on our audits of the supplemental consolidated financial statements of Perceptron, Inc. and Subsidiaries as of December 31, 1996 and 1995, and for the years ended December 31, 1996, 1995 and 1994, which report is included in the Current Report on Form 8-K dated April 25, 1997. We also consent to the reference to our firm under the caption "Experts".

/S/ Coopers & Lybrand L.L.P.

Detroit, Michigan
May 29, 1997